Exhibit 99.1

Acadia Pharmaceuticals Reports First Quarter 2026 Financial Results and Reaffirms 2026 Financial Guidance

- First quarter DAYBUE® GAAP net sales of $101 million, up 20% year-over-year; Successful Launch of DAYBUE STIX Underway

- First quarter NUPLAZID®GAAP net sales of $167 million, up 6% year-over-year on a non-GAAP adjusted basis

- Reaffirms expectation for topline results from the Phase 2 remlifanserin study in Alzheimer’s disease psychosis between August and October 2026

SAN DIEGO, CA, May 6, 2026 – Acadia Pharmaceuticals Inc. (Nasdaq: ACAD), today announced its financial results for the first quarter ended March 31, 2026.

“Acadia delivered a solid first quarter of 2026 with total revenues of $268 million, driven by a strong start from DAYBUE, which generated sales of $101 million,” said Catherine Owen Adams, Chief Executive Officer. “We are very encouraged by the early enthusiasm for DAYBUE STIX, which is now broadly available in the U.S., and by the initial uptake during our focused launch. NUPLAZID generated sales of $167 million, supported by strong new referrals and underlying demand, with performance strengthening as the quarter progressed. As we look ahead, we remain focused on advancing our deep, differentiated pipeline, with remlifanserin representing a key value driver as we approach expected Phase 2 topline data in Alzheimer’s disease psychosis later this year. We are reaffirming our full year guidance and remain confident in our ability to deliver long‑term value for both patients and shareholders.”

Company Updates

•
Full launch of DAYBUE STIX (trofinetide) in the U.S. is underway, with ~30% of STIX patients being either treatment-naive or returning after previously discontinuing the liquid formulation.
•
Phase 2 topline results readout from the remlifanserin Alzheimer’s disease psychosis study remains on track for August to October 2026 timeframe.
•
Accelerated enrollment in the trofinetide clinical trial in Japan, with topline results now anticipated in the September to November 2026 timeframe.
•
Delphi expert consensus panel recently recommended DAYBUE as part of the standard of care for eligible patients with Rett syndrome.1

Financial Results

Revenues

GAAP total revenues, comprised of net product sales from NUPLAZID and DAYBUE, were $268 million for the first quarter of 2026, up 10% as compared to GAAP total revenues of $244 million in the first quarter of 2025, and up 11% as compared to non-GAAP adjusted total revenues of $242 million in the first quarter of 2025.

GAAP net product sales of NUPLAZID were $167 million for the first quarter of 2026, up 5% compared to GAAP net product sales of $160 million for the first quarter of 2025, and up 6% as compared to non-GAAP adjusted net product sales of $157 million for the first quarter of 2025.

Net product sales of DAYBUE were $101 million for the first quarter of 2026, an increase of 20% as compared to $85 million for the first quarter of 2025.

A reconciliation of NUPLAZID non‑GAAP adjusted net sales and non‑GAAP adjusted total revenues is provided in Table 1. A description of these adjustments is included under ‘Non-GAAP Financial Measures.’

Research and Development

Research and development expenses for the first quarter of 2026 were $77 million, compared to $78 million for the same period of 2025.

Selling, General and Administrative

Selling, general and administrative expenses for the first quarter of 2026 were $171 million, compared to $126 million for the same period of 2025. The increase in selling, general and administrative expenses during the first quarter was primarily driven by increased investments to support continued growth of NUPLAZID and DAYBUE.

Net Income

For the first quarter of 2026, Acadia reported net income of $4 million, or $0.02 per diluted share, compared to a net income of $19 million, or $0.11 per diluted share, for the same period in 2025.

Cash and Investments

At March 31, 2026, Acadia’s cash, cash equivalents, and investment securities totaled $851 million, compared to $820 million at December 31, 2025.

Full Year 2026 Financial Guidance (GAAP):

Acadia is reaffirming its 2026 guidance as first provided on February 25, 2026:

•
Total revenues of $1.22 to $1.28 billion
•
NUPLAZID net product sales in the range of $760 to $790 million.
•
DAYBUE net product sales in the range of $460 to $490 million.
•
R&D expense in the range of $385 to $410 million.
•
SG&A expense in the range of $660 to $700 million.

Conference Call and Webcast Information

Acadia will host a conference call to discuss the first quarter 2026 results today, Wednesday, May 6, 2026 at 1:30 p.m. PT/4:30 p.m. ET. The conference call may be accessed by registering for the call here. Once registered, participants will receive an email with the dial-in number and unique PIN number to use for accessing the call.

About NUPLAZID® (pimavanserin)

Pimavanserin is a selective serotonin inverse agonist and antagonist preferentially targeting 5-HT2A receptors. These receptors are thought to play an important role in neuropsychiatric disorders. In vitro, pimavanserin demonstrated no appreciable binding affinity for dopamine (including D2), histamine, muscarinic, or adrenergic receptors. Pimavanserin was approved for the treatment of hallucinations and delusions associated with Parkinson’s disease psychosis by the U.S. Food and Drug Administration in April 2016 under the trade name NUPLAZID.

About DAYBUE® (trofinetide)

Trofinetide is a synthetic version of a naturally occurring molecule known as the tripeptide glycine-proline-glutamate (GPE). The mechanism by which trofinetide exerts therapeutic effects in patients with Rett syndrome is unknown. Trofinetide was approved for the treatment of Rett syndrome in adults and pediatric patients 2 years of age and older by the U.S. Food and Drug Administration in March 2023 under the trade name DAYBUE or DAYBUE STIX.

About Acadia Pharmaceuticals

Acadia is committed to turning scientific promise into meaningful innovation that makes the difference for underserved neurological and rare disease communities around the world. Our commercial portfolio includes the first and only FDA-approved treatments for Parkinson’s disease psychosis and Rett syndrome. We are developing the next wave of therapeutic advancements with a robust and diverse pipeline that includes mid- to late-stage programs in Alzheimer’s disease psychosis and Lewy body dementia psychosis, along with earlier-stage programs that address other underserved patient needs. At Acadia, we’re here to be their difference. For more information, visit us at acadia.com and follow us on LinkedIn and X.

Non-GAAP Financial Measures

This press release contains the following financial measures that that do not comply with U.S. generally accepted accounting principles (GAAP): non-GAAP adjusted net sales for NUPLAZID for the first quarter of 2025 and non-GAAP adjusted total revenues for the first quarter of 2025. In preparing these non-GAAP financial results, the Company includes adjustments made to reflect the impact of a change in estimate related to NUPLAZID IRA rebate accruals. Please refer to our press release dated February 25, 2026, for additional details. These non-GAAP financial measures complement GAAP results and are used by management to analyze financial performance and evaluate period-to-period changes. Management believes these non-GAAP financial measures are useful to investors and other users of the Company’s financial statements to facilitate period-to-period comparability. These non-GAAP financial measures are not meant to be considered as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are unlikely to be comparable with non-GAAP disclosures released by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact and can be identified by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” “guidance,” “continue” and similar expressions (including the negative thereof) intended to identify forward-looking statements. Forward-looking statements contained in this press release, include, but are not limited to, statements about: (i) our business strategy, objectives and opportunities, including support for and innovations in our pipeline assets and business development opportunities, DAYBUE sales growth, interest in DAYBUE STIX, and potential for enhanced shareholder value; (ii) plans for, including timing, development and progress of commercialization or regulatory timelines for our products, including NUPLAZID and DAYBUE, and our product candidates; (iii) benefits to be derived from and efficacy of our products, including the potential advantages of our products; (iv) the timing and conduct of our clinical trials; and (v) our estimates regarding our future financial performance, profitability, capital requirements or expenses, including our full year 2026 financial guidance. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to: our dependency on the continued successful commercialization of our products and our ability to maintain or increase sales of our products; our plans to continue commercial growth; the costs of our commercialization plans and development programs, and the financial impact or revenues from any commercialization we undertake; our ability to obtain necessary regulatory approvals for our product candidates and, if and when approved, market acceptance of our products; the risks associated with clinical trials and their outcomes, including risks of unsuccessful enrollment and negative or inconsistent results; our dependence on third-party collaborators, clinical research organizations, manufacturers, suppliers and distributors; the impact of competitive products and therapies; our ability to generate or obtain the necessary capital to fund our operations; our ability to grow, equip and train our specialized sales forces; our ability to manage the growth and complexity of our organization; our ability to maintain, protect and enhance our intellectual property; and our ability to continue to stay in compliance with applicable laws and regulations. Given the risks and uncertainties, you should not place undue reliance on these forward-looking statements. For a discussion of these and other risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ, please refer to our annual report on Form 10-K for the year ended December 31, 2025 as well as our subsequent filings with the Securities and Exchange Commission from time to time. The forward-looking statements contained herein are made as of the date hereof, and we undertake no obligation to update them after this date, except as required by law.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues
Product sales, net	$268,062	$244,317
Total revenues	268,062	244,317
Operating expenses
Cost of product sales (1)(2)	24,791	20,392
Research and development (2)	76,868	78,265
Selling, general and administrative (2)	171,019	126,370
Total operating expenses	272,678	225,027
(Loss) income from operations	(4,616)	19,290
Interest income, net	8,055	7,901
Other income	542	588
Income before income taxes	3,981	27,779
Income tax expense	344	8,792
Net income	$3,637	$18,987
Earnings per share:
Basic	$0.02	$0.11
Diluted	$0.02	$0.11
Weighted average common shares outstanding:
Basic	170,517	166,808
Diluted	172,706	167,668

(1) Includes license fees and royalties

(2) Includes the following stock-based compensation expense

Cost of product sales	$328	$334
Research and development	$4,142	$3,433
Selling, general and administrative	$10,228	$7,613

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Cash, cash equivalents and investment securities	$851,458	$819,686
Accounts receivable, net	135,350	121,457
Interest and other receivables	13,034	26,774
Inventory	31,574	34,670
Prepaid expenses	64,600	59,526
Total current assets	1,096,016	1,062,113
Property and equipment, net	14,652	7,511
Operating lease right-of-use assets	46,274	47,354
Intangible assets, net	106,171	108,893
Restricted cash	7,846	7,845
Long-term inventory	80,719	76,704
Deferred tax assets	249,624	249,879
Other assets	3,928	3,896
Total assets	$1,605,230	$1,564,195
Liabilities and stockholders’ equity
Accounts payable	$12,246	$10,903
Accrued liabilities	293,278	266,211
Total current liabilities	305,524	277,114
Operating lease liabilities	39,003	40,554
Other long-term liabilities	12,637	19,137
Total liabilities	357,164	336,805
Total stockholders’ equity	1,248,066	1,227,390
Total liabilities and stockholders’ equity	$1,605,230	$1,564,195

Table 1. ACADIA PHARMACEUTICALS INC.

NON-GAAP RECONCILIATION

(in millions)

(Unaudited)

	1Q25	1Q26
GAAP NUPLAZID Net Sales	$159.7	$166.9
Allocation of 2025 Amount	$(2.3)	$—
Non-GAAP Adjusted NUPLAZID Net Sales	$157.4	$166.9
DAYBUE Net Sales	$84.6	$101.2
Non-GAAP Adjusted Total Revenues	$242.0	$268.1

Investor Contact:

Acadia Pharmaceuticals Inc.

Al Kildani

(858) 261-2872

ir@acadia-pharm.com

Acadia Pharmaceuticals Inc.

Jessica Tieszen

(858) 261-2950

ir@acadia-pharm.com

Media Contact:

Acadia Pharmaceuticals Inc.

Deb Kazenelson
(818) 395-3043

media@acadia-pharm.com

References

1.
Prange EO, Beisang A, Pehlivan D, et al. Expert Consensus on Real-World Use of Trofinetide for Rett Syndrome Using a Modified Delphi Method. Ann Child Neurol. 2026; 4:38-51